UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 31, 2018

FTD Companies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-35901	32-0255852
(State or Other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3113 Woodcreek Drive
Downers Grove, Illinois 60515
(Address of Principal Executive Offices) (ZIP Code)
Telephone: (630) 719-7800
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.
On May 31, 2018, FTD Companies, Inc. (“FTD” or the “Company”) entered into an amendment (the “Amendment”) to its existing credit agreement (as amended, the “Credit Agreement”), among the Company, Interflora British Unit, a company incorporated under the Laws of England & Wales (together with the Company, the “Borrowers”), the Guarantors party thereto, the Lenders party thereto, and Bank of America, N.A., as Administrative Agent for the Lenders.
Under the Amendment:

•
the Lenders have agreed to waive defaults under the Credit Agreement caused by (1) the inclusion of a “going concern” explanatory paragraph in the audit opinion for the year ended December 31, 2017 and (2) the Company’s breach of the consolidated net leverage ratio for the quarter ended March 31, 2018;

•
the Borrowers’ combined usage under the revolving credit facility portion of the Credit Agreement will be restricted to (1) $150 million during the period from May 31, 2018 through and including September 30, 2018; (2) $175 million during the period October 1, 2018 through and including December 31, 2018; and (3) $150 million from January 1, 2019 through the September 19, 2019 maturity date, all subject to the Company’s obligation to make mandatory prepayments of the term loan portion of the Credit Agreement Amendment with the net cash proceeds from the sale of certain non-core assets;

•	the consolidated net leverage and fixed charge coverage ratio covenants will be revised as follows:

	Consolidated Net Leverage Ratio		Fixed Charge Coverage Ratio
Period Ending	Existing Requirement	New Requirement	Existing Requirement	New Requirement
June 30, 2018	3.25x	6.25x	1.25x	0.70x
September 30, 2018	3.25x	6.25x	1.25x	0.70x
December 31, 2018	3.25x	3.75x	1.25x	1.10x
March 31, 2019	3.25x	2.75x	1.25x	1.35x
June 30, 2019	3.25x	2.50x	1.25x	1.65x
Maturity Date	3.25x	3.50x	1.25x	1.75x

•
beginning October 1, 2018, the Company will be required to pay a fee to the Lenders in an amount equal to the actual daily amount of the unfunded Commitments (as defined in the Credit Agreement and based on the amount available to be drawn under applicable usage restrictions) and outstanding Loans (as defined in the Credit Agreement), times (i) 0.125% per annum until December 31, 2018 and (ii) 0.25% per annum from January 1, 2019 and thereafter, with such fee payable quarterly in arrears, provided, however, that from January 1, 2019 through the maturity date, such fee will be calculated based on the lesser of $150 million and the actual daily amount of the unfunded Commitments and outstanding Loans;

•
without the prior written consent of the Required Lenders (as defined in the Credit Agreement), the Company will not be permitted to acquire all or substantially all of the assets of any person, all or substantially all of a division or line of business of any person or more than 50% of the capital stock of any person; and

•	beginning June 30, 2018, the Company will be subject to certain restrictions on capital expenditures.

* * * * *

The foregoing is not a complete description of the Amendment and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.
Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits

Exhibit	Description
10.1	Third Amendment to Credit Agreement, dated May 31, 2018

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FTD COMPANIES, INC.
Dated:	June 1, 2018	By:	/s/ Scott Levin
			Name:	Scott Levin
			Title:	Executive Vice President, General Counsel and Secretary